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                                                                   EXHIBIT 10.23


                                   AXCESS INC.

                                 PROMISSORY NOTE


$1,470,000.00                                                        April 1998


         AXCESS INC., a Delaware corporation having its principal place of business in Carrollton, Texas (the "Company"), for value received, hereby promises to pay to the order of Amphion Ventures L.P., its legal successors and permitted assigns (the "Holder"), on April 30, 2000 (the "Final Maturity Date"), the unpaid principal amount of ONE MILLION FOUR HUNDRED SEVENTY THOUSAND UNITED STATES DOLLARS (U.S. $1,470,000.00), together with interest thereon from the date hereof, at the rate of ten percent (10.00%) per annum, calculated on the basis of the number of days elapsed over a 360-day year of twelve 30-day months (the "Interest Rate"). Interest shall be payable quarterly in arrears, in cash, on each January 1, April 1, July 1 and October 1 during the term of this Note, commencing July 1, 1998. Each payment received by the Holder hereunder shall be applied first to the interest accrued on and then to the unpaid principal amount of this Note.

         Payment of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All such payments shall be paid by wire transfer of federal funds in accordance with the written instructions of the Holder or, in the absence of current written instructions, by check mailed to the Holder at the address last given to the Company by the Holder in writing for such purpose.

         This Note may be prepaid in whole or in part at any time at the option of the Company, without premium or penalty, upon not less than two business days' prior written notice to the Holder.

         Except as otherwise expressly provided herein, the Company hereby waives presentment for payment, demand for payment, notice of nonpayment, protest and notice of protest.

         This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder, its legal successors and its permitted assigns.

         If the Company fails to pay any amount of principal or interest when due, and such due but unpaid amount remains unpaid for five business days after the Holder makes written demand therefor, the entire unpaid principal of and accrued interest on this Note shall forthwith become absolutely due and payable without any further notice, demand, protest or presentment whatsoever, all of which are hereby expressly waived.



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         This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to its rules as to conflicts of law. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Note shall be brought in any court of competent jurisdiction in the City of New York, and, by acceptance of this Note, the Holder (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

         The obligations of the Company under this Note shall be secured by the Company's exclusive license from Xerox Corporation for the development and sale of products utilizing DataGlyphs, a 2-D symbology developed by Xerox. Notwithstanding the foregoing, the Company's obligations to Holder hereunder shall be, and hereby are, subordinated on customary terms to the obligations of the Company to Angelo Gordon & Co. or one or more of its affiliates, under one or more promissory notes of the Company entered into during January 1998, in the aggregate principal amount not to exceed $650,000.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and has caused its corporate seal to be affixed and attested by its Secretary or Assistant Secretary, as of the date first set forth above.


[Corporate Seal]   Attested:       AXCESS INC.



 /s/ Danny G. Hair                 By: /s/ Harry S. Budow
--------------------------------       ----------------------------------
Danny G. Hair, Secretary               Harry S. Budow, President





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